
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Diversified Futures Fund II L.P. and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                      10,915,331
<SECURITIES>                                         0
<RECEIVABLES>                                   36,919<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              11,641,740<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                11,641,740<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             1,497,056<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               967,523
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                529,533
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            529,533
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   529,533
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $36,919 and due from DWR of $0.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $689,490.
<F3>Liabilities include redemptions payable of $530,225, accrued brokerage commissions of $26,234, accrued management fees of $29,099 and accrued transaction fees and costs of $2,067.
<F4>Total revenue includes realized trading revenue of $599,472, net change in unrealized of $529,297, and interest income of $368,287.

